SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                                  May 8, 2001
                               -------------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)

       3 High Ridge Park, P.O. Box 3801, Stamford, CT               06905
       ----------------------------------------------          --------------
         (Address of principal executive offices)                (Zip Code)

                                 (203) 614-5600
                                 ---------------
              (Registrant's telephone number, including area code)

                          No change since last report
                         -----------------------------
             (Former name or address, if changed since last report)

Item 5.  Other Events.


Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com


                        ELECTRIC LIGHTWAVE, INC. REPORTS
                      2001 FIRST-QUARTER FINANCIAL RESULTS


Stamford, Conn., May 8, 2001 - Electric Lightwave, Inc. (NASDAQ:ELIX) today reported financial results for the quarter ended March 31, 2001.

Revenue for the 2001 first quarter was $62.6 million, 10 percent above revenue of $56.8 million for the first quarter of 2000. First quarter 2001 EBITDA (operating income plus depreciation and amortization) was $3.3 million, compared to a $6.7 million EBITDA loss for the first quarter of 2000, an improvement of $10 million.

First quarter 2001 net loss was $37.7 million, or (.74) cents per share, compared to a net loss of $35.1 million, or (.70) cents per share, for the first quarter of 2000.

ELI received a letter from The Nasdaq Stock Market, Inc., dated April 2, 2001, informing it that ELI's Class A Common Stock failed to maintain a minimum bid price of $5.00 over the prior 30 consecutive trading days which does not meet the minimum listing criteria of Nasdaq for shares listed on the National Market System. If the bid price for ELI's Class A Common Stock is not at least $5.00 for 10 consecutive days prior to July 2, 2001, subject to the filing of an application and its approval, ELI's listing will be transferred to the Nasdaq Small Cap Market. In addition, ELI has the opportunity to appeal any change in status to a Nasdaq Listing Qualifications Panel. ELI intends to explore its options, including an appeal and a transfer to the Nasdaq Small Cap Market, unless the price of its Class A Common Stock has achieved the minimum level. At the close of business on May 8, 2001, the bid price for a share of ELI's Class A Common Stock was $2.70.


About Electric Lightwave, Inc.
------------------------------
Electric Lightwave, Inc. is a facilities-based competitive local exchange carrier providing Internet, data, voice and dedicated access services to communications-intensive businesses and the growing e-commerce market. The company owns and operates high-speed fiber optic networks that interconnect major markets in the West and operates a leading national Internet and data network. The company is 85 percent owned by Citizens Communications (NYSE:CZN). More information about Electric Lightwave, Inc. may be found at www.elix.net.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the company or on its behalf. The company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

                            Electric Lightwave, Inc.
                            Statements of Operations

                                                         For the quarter ended
                                                               March 31,
                                                      -------------------------
(Dollars in thousands, except per share amounts)         2001          2000
                                                      ---------      ----------
Revenue
      Network services                                $ 25,768       $ 16,004
      Local telephone services                          21,797         24,274
      Long distance services                             3,084          4,596
      Data services                                     11,913         11,904
                                                      ---------      ----------
Total revenue                                           62,562         56,778

Operating expenses
      Network access expense                            16,731         20,696
      Operations expense                                12,336         11,575
      Selling, general and administrative               30,202         31,172
      Depreciation and amortization                     18,894         12,755
                                                      ---------      ---------
Total operating expenses                                78,163         76,198

Loss from operations                                   (15,601)       (19,420)

      Interest expense and other                        21,930         15,484
                                                      ---------      ---------

Net loss before income taxes                           (37,531)       (34,904)

      Income tax expense                                   163            235
                                                      ---------      ---------

Net loss                                              $(37,694)      $(35,139)
                                                      =========      =========

EBITDA (1)                                            $  3,293       $ (6,665)
                                                      =========      =========

Net loss per common share:
      Basic                                           $  (0.74)      $  (0.70)
      Diluted                                         $  (0.74)      $  (0.70)

Weighted average shares outstanding                     50,844         50,183


(1)    EBITDA is Operating income plus depreciation and amortization.

                            Electric Lightwave, Inc.
                      Selected Financial and Operating Data

                                                          March 31,
                                                ----------------------------
(Dollars in thousands)                              2001             2000
                                                ------------    ------------
Selected Financial Data
Gross Property Plant & Equipment:
      Owned or under capital lease              $   983,041        $ 824,671
      Under operating lease (1)                 $   108,541        $ 108,541
                                                ------------    ------------
      Total                                     $ 1,091,582        $ 933,212
                                                ============    ============
Selected Operating Data
      Markets                                            25               25
      Route miles (2)                                 5,924            5,905
      Fiber miles (2)                               296,173          293,687
      Buildings connected on-net                        852              834
      Switches and routers:
         Internet routers                                65               62
         ATM switches                                    23               23
         Frame relay switches                            32               32
         Voice switches                                   8                8
      Access Line Equivalents                       195,215          180,935
      Access Line Equivalents/Voice switch           24,402           22,617
      % on switch                                       96%              96%
      Employees                                       1,031            1,182
      Customers                                       2,228            2,158


(1) Facilities under an operating lease agreement under which we have the option to purchase the facilities at the end of the term.
(2) Route and fiber miles also include those to which we have exclusive use pursuant to license and lease arrangements.

                                   SIGNATURE
                                ----------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Electric Lightwave, Inc.
                            ------------------------
                                   Registrant




                              By: /s/ Robert J. Larson
                           -----------------------------
                             Robert J. Larson
                             Vice President and Chief Accounting Officer



Date:    May 9, 2001